Exhibit 99.2
Unaudited Pro Forma Combined Financial Information
On February 13, 2008, GSI Commerce, Inc. (the “Company”) completed the acquisition of e-Dialog, Inc. (“e-Dialog”). Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among the Company, Dolphin Acquisition Corporation (“Newco”), a wholly-owned subsidiary of the Company, e-Dialog and the stockholders’ representative, Newco merged with e-Dialog and e-Dialog survived the merger as a wholly-owned subsidiary of the Company. The accompanying unaudited pro forma combined statements of operations give pro forma effect to the Company’s acquisition of e-Dialog using the purchase method of accounting assuming a cash purchase price of approximately $149.3 million including acquisition costs of $1.6 million. In addition, the Company will be obligated to make an additional cash payment of $0.75 million in fiscal 2009 if e-Dialog achieves net revenue targets in fiscal 2008. In connection with the acquisition, the Company issued approximately $9.3 million of restricted common stock and restricted stock units to certain employees of e-Dialog based on the market price of the Company’s common stock on the closing date. Recipients are required to remain employed for specified periods of time subsequent to the acquisition for their restricted stock or restricted stock units to vest. The $9.3 million will be recognized as compensation cost, net of estimated forfeitures, over the required service period.
The following unaudited pro forma combined statements of operations were prepared using the historical consolidated financial statements of the Company and e-Dialog. This information should be read in conjunction with, and is qualified in its entirety, by the consolidated financial statements and accompanying notes of the Company and e-Dialog incorporated by reference into this current report.
The pro forma adjustments related to the acquisition are based on a preliminary valuation, and the Company’s estimates and assumptions are subject to change. The areas that are not yet finalized relate primarily to goodwill and deferred income taxes, as the Company is still in the process of completing its valuation of e-Dialog’s net assets. Final adjustments could result in a materially different purchase price and/or allocation of the purchase price, which would affect the value assigned to the tangible or intangible assets and the amount of depreciation and amortization expense recorded in the consolidated statements of operations. The effect of any changes to the consolidated statements of operations would depend on the final purchase price and the nature and amount of the final purchase price allocation and could be material.
The pro forma financial information does not reflect potential revenue opportunities and cost savings that we expect to realize after the acquisition of e-Dialog. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisition of e-Dialog. The pro forma financial information also does not reflect non-recurring charges related to integration activity or exit costs that may be incurred by the Company or e-Dialog in connection with the acquisition of e-Dialog.
The accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 29, 2007 and the six-months ended June 28, 2008 assume that the acquisition took place on December 31, 2006, the first day of the Company’s fiscal 2007. The unaudited pro forma combined statement of operations for the fiscal year ended December 29, 2007 combines the Company’s audited consolidated statement of operations for the fiscal year ended December 29, 2007 with e-Dialog’s audited consolidated statement of operations for the year ended December 31, 2007. e-Dialog’s revenues, expenses and net income for December 30 and December 31, 2007 were immaterial. The unaudited pro forma combined statement of operations for the six-months ended June 28, 2008 combines the Company’s unaudited consolidated statement of operations for the six-months ended June 28, 2008 with e-Dialog’s unaudited consolidated statement of operations for the six-weeks ended February 13, 2008. Reclassifications have been made to the consolidated statements of operations of e-Dialog in order to conform to the Company’s statement of operations classifications as described in “Note 2 — Unaudited Pro Forma Adjustments.”
The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc.	e-Dialog, Inc.	Preliminary
	Fiscal Year Ended	Year Ended	Pro Forma		Pro Forma
	December 29, 2007	December 31, 2007	Adjustments		Combined
Revenues:
Net revenues from product sales	$512,194	$—	$—		$512,194
Service fee revenues	237,763	37,574	—		275,337

Net revenues	749,957	37,574	—		787,531

Costs and expenses:
Cost of revenues	—	15,416	(15,416	)(a)	—
Cost of revenues from product sales	356,541	—	—		356,541
Marketing	64,573	—	—		64,573
Account management and operations	177,333	—	9,362	(b)	186,695
Sales and Marketing	—	4,214	(4,214	)(c)	—
Product development	65,898	—	13,026	(d)	78,924
Research and development	—	5,287	(5,287	)(e)	—
General and administrative	43,333	6,942	1,271	(f)	51,546
Stock-based compensation	—	76	(76	)(g)	—
Depreciation and amortization	37,337	—	8,143	(h)	45,480

Total costs and expenses	745,015	31,935	6,809		783,759

Income (loss) from operations	4,942	5,639	(6,809)		3,772

Other (income) expense:
Interest expense	6,016	31	—		6,047
Interest income	(9,270)	—	7,581	(i)	(1,689)
Other expense (income), net	237	—	(119	)(j)	118
Foreign currency gain	—	(119)	119	(j)	—
Loss on investments	5,007	—	—		5,007

Total other (income) expense	1,990	(88)	7,581		9,483

Income (loss) before income taxes	2,952	5,727	(14,390)		(5,711)
Benefit for income taxes	(87)	(2,835)	(5,756	)(k)	(8,678)

Net income (loss)	$3,039	$8,562	$(8,634)		$2,967

Basic earnings per share	$0.07				$0.06

Diluted earnings per share	$0.06				$0.06

Weighted average shares outstanding — basic	46,433				46,433

Weighted average shares outstanding — diluted	48,739				48,739

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc.	e-Dialog, Inc.	Preliminary
	Six Months Ended	Six Weeks Ended	Pro Forma		Pro Forma
	June 28, 2008	February 13, 2008	Adjustments		Combined
Revenues:
Net revenues from product sales	$230,175	$—	$—		$230,175
Service fee revenues	158,577	4,971	—		163,548

Net revenues	388,752	4,971	—		393,723

Costs and expenses:
Cost of revenues from product sales	163,861	—	—		163,861
Marketing	28,729	—	—		28,729
Account management and operations	116,607	1,391	—		117,998
Product development	47,620	1,992	—		49,612
General and administrative	34,333	1,054	—		35,387
Depreciation and amortization	32,635	184	583	(l)	33,402

Total costs and expenses	423,785	4,621	583		428,989

(Loss) income from operations	(35,033)	350	—		(35,266)

Other (income) expense:
Interest expense	4,524	8	—		4,532
Interest income	(1,207)	(11)	643	(m)	(575)
Other expense, net	353	—	—		353

Total other (income) expense	3,670	(3)	643		4,310

(Loss) income before income taxes	(38,703)	353	(1,226)		(39,576)
Benefit for income taxes	(10,178)	—	(490	)(n)	(10,668)

Net (loss) income	$(28,525)	$353	$(736)		$(28,908)

Basic and diluted loss per share	$(0.61)				$(0.61)

Weighted average shares outstanding — basic and diluted	47,144				47,144

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(in thousands)
NOTE 1—BASIS OF PRESENTATION
On February 13, 2008, GSI Commerce, Inc. (the “Company”) completed the acquisition of e-Dialog, Inc. (“e-Dialog”). Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among the Company, Dolphin Acquisition Corporation (“Newco”), a wholly-owned subsidiary of the Company, e-Dialog and the stockholders’ representative, Newco merged with e-Dialog and e-Dialog survived the merger as a wholly-owned subsidiary of the Company. e-Dialog is an e-mail marketing solutions provider that offers e-mail marketing and marketing strategies.
The total preliminary cash purchase price is approximately $149,300, including estimated acquisition related transaction costs of approximately $1,600. In addition, the Company will be obligated to make an additional cash payment of $750 in fiscal 2009 if e-Dialog achieves net revenue targets in fiscal 2008.
The accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 29, 2007 and the six-months ended June 28, 2008 assume that the acquisition took place on December 31, 2006, the first day of the Company’s fiscal 2007. The unaudited pro forma combined statement of operations for the fiscal year ended December 29, 2007 combines the Company’s audited consolidated statement of operations for the fiscal year ended December 29, 2007 with e-Dialog’s audited consolidated statement of operations for the year ended December 31, 2007. e-Dialog’s revenues, expenses and net income for December 30 and December 31, 2007 were immaterial. The unaudited pro forma combined statement of operations for the six-months ended June 28, 2008 combines the Company’s unaudited consolidated statement of operations for the six-months ended June 28, 2008 with e-Dialog’s unaudited consolidated statement of operations for the six-weeks ended February 13, 2008.
The pro forma combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.
NOTE 2—UNAUDITED PRO FORMA ADJUSTMENTS
The pro forma adjustments related to the acquisition are based on a preliminary valuation, and the Company’s estimates and assumptions are subject to change. The areas that are not yet finalized relate primarily goodwill and deferred income taxes, as the Company is still in the process of completing its valuation of e-Dialog’s net assets. Final adjustments could result in a materially different purchase price and/or allocation of the purchase price, which would affect the value assigned to the tangible or intangible assets and the amount of depreciation and amortization expense recorded in the consolidated statements of operations. The effect of any changes to the consolidated statements of operations would depend on the final purchase price and the nature and amount of the final purchase price allocation and could be material.

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the fiscal year ended December 29, 2007 are as follows:
(a)
Represents a reclassification of e-Dialog’s reported cost of revenues of $15,416. e-Dialog’s cost of revenues included payroll for the personnel involved in design and execution of Internet direct marketing and e-marketing campaigns. The Company reclassified e-Dialog’s cost of revenues of $10,100 to account management and operations expenses and $5,316 to product development expenses to conform to the presentation of the Company’s Statement of Operations.

(b)	Represents the following:
•	an increase of $10,100 for the reclassification of a portion of e-Dialog’s reported cost of revenues, as stated in footnote (a) above;

•	an increase of $44 for the reclassification of a portion of e-Dialog’s stock-based compensation expense, as stated in footnote (g) below;

•
a decrease of $782 for the reclassification of e-Dialog’s depreciation and amortization. e-Dialog’s sales and marketing expenses included depreciation and amortization expenses. The Company reclassified e-Dialog’s depreciation and amortization expense from sales and marketing expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations;

(c)
Represents a decrease of $4,214 for the reclassification of e-Dialog’s reported sales and marketing expenses that relate to the Company’s classification of general and administrative expenses. e-Dialog’s sales and marketing included payroll for personnel involved with corporate communication and business development. The Company reclassified sales and marketing of $4,214 to general and administrative expenses to conform to the presentation of the Company’s Statement of Operations.

(d)	Represents the following:
•	an increase of $5,316 for the reclassification of a portion of e-Dialog’s reported cost of revenues, as stated in footnote (a) above;

•
an increase of $5,287 for the reclassification of e-Dialog’s research and development information technology expenses to product development expenses to conform to the presentation of the Company’s Statement of Operations;

•
an increase of $2,745 for the reclassification of a portion of e-Dialog’s reported general and administrative expenses that relate to product development expenses to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $20 for the reclassification of a portion of e-Dialog’s stock-based compensation expense, as stated in footnote (g) below;

•
a decrease of $342 for the reclassification of e-Dialog’s depreciation and amortization expenses from product development expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations.

(e)
Represents a decrease of $5,287 for the reclassification of e-Dialog’s research and development expenses, as stated in footnote (d) above, to product development expenses to conform to the presentation of the Company’s Statement of Operations.

(f)	Represents the following:
•	an increase of $4,214 for the reclassification of a portion of e-Dialog’s reported sales and marketing expense, as stated in footnote (c) above;

•	a decrease of $2,745 for the reclassification of a portion of e-Dialog’s reported general and administrative expenses to product development expenses, as stated in (d) above;

•
a decrease of $210 for the reclassification of e-Dialog’s depreciation and amortization expense from general and administrative expenses to depreciation and amortization expenses to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $12 for the reclassification of a portion of e-Dialog’s stock-based compensation expense, as stated in footnote (g) below.
(g)
Represents a decrease of $76 for the reclassification of e-Dialog’s stock-based compensation expenses to account management and operations expenses ($44), product development expenses ($20), and general and administrative expenses ($12) from stock-based compensation expense to conform to the presentation of the Company’s Statement of Operations.

(h)	Represents the following:
•
an increase of $1,334 for the reclassification of e-Dialog’s depreciation and amortization expenses from sales and marketing expenses ($782), product development expenses ($342) and general and administrative expenses ($210) to depreciation and amortization expense to conform to the presentation of the Company’s Statement of Operations;

•	an increase of $523 to reflect the additional depreciation expense per the increase in the preliminary valuation of e-Dialog’s fixed assets;

•	an increase of $6,286 to reflect the amortization expense per the preliminary valuation of e-Dialog’s intangible assets.
(i)	Represents a $7,581 reduction to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.

(j)	Represents a $119 reclassification of e-Dialog’s foreign currency gain to other expense (income), net to conform to the presentation of the Company’s Statement of Operations.

(k)
Represents an increase to the income tax benefit of $5,756 for the income tax effect of the pro forma adjustments, recorded at the Company’s estimated statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the six-months ended June 28, 2008 are as follows:
(l)	Represents the following:
•	an increase of $8 to reflect the additional depreciation expense per the increase in the preliminary fair valuation of e-Dialog’s fixed assets;

•	an increase of $575 to reflect the amortization expense per the preliminary fair valuation of e-Dialog’s intangible assets.
(m)	Represents a $643 reduction to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.

(n)
Represents an increase to the income tax benefit of $490 for the income tax effect of the pro forma adjustments, recorded at the Company’s estimated statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.